Exhibit 99.1

Houston, Texas USA
Beijing, P.R. China
Kunming, P.R. China
Taiyuan City, P.R. China

News Release: 2011-04

Far East Energy Announces Partial Exchange and Extension of
Dart Energy Exchangeable Note

Houston, Texas – March 14, 2011 – Far East Energy Corporation (OTCBB:FEEC) announced today that Dart Energy (formerly Arrow Energy International) has exchanged US$6.8 million in aggregate principal amount of its US$10 million exchangeable note for an aggregate of 14,315,789 shares of FEEC common stock in a series of transactions at an exchange price of US$0.475 per share, as follows:

Date Shares Issued	Principal Amount Exchanged	Shares of Common Stock Issued

February 1, 2011	$4,000,000	8,421,053

February 24, 2011	$2,800,000	5,894,736

Dart Energy has informed the Company that it has sold all of the acquired shares through block trades with institutional investors.

The exchangeable note was issued in March 2009 by Far East Energy (Bermuda) (a wholly owned subsidiary of FEEC) with a scheduled maturity date of March 13, 2011. The parties have agreed to extend the remaining balance of the exchangeable note of US$3.2 million plus approximately US$1,083,111 in accrued interest to a new maturity date of September 15, 2011. Interest will continue to accrue on the principal balance at the original 8% annual rate.

Far East Energy Corporation

Based in Houston, Texas, with offices in Beijing, Kunming, and Taiyuan City, China, Far East Energy Corporation is focused on coalbed methane exploration and development in China.

363 N. Sam Houston Parkway E., Suite 380  Houston, TX  77060  Telephone:  832-598-0470  Facsimile:  832-598-0479

Room 806-811, Floor 8, Tower A, Tian Yuan Gang Center C2, North Road, East Third Ring Road, Chaoyang District, Beijing, 100027  P.R. China
Telephone:  011-86-10-8441-7070         Facsimile:   011-86-10-8441-7685

Statements contained in this press release that state the intentions, hopes, beliefs, anticipations, expectations or predictions of the future of Far East Energy Corporation and its management are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. It is important to note that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: there can be no assurance as to the volume of gas that is ultimately produced or sold from our wells; due to limitations under Chinese law, we may have only limited rights to enforce the gas sales agreement between Shanxi Province Guoxin Energy Development Group Limited and China United Coalbed Methane Corporation, Ltd., to which we are an express beneficiary; pipelines and gathering systems needed to transport our gas may not be constructed, or if constructed may not be timely, or their routes may differ from those anticipated; the pipeline and local distribution/compressed natural gas companies may decline to purchase or take our gas, or we may not be able to enforce our rights under definitive agreements with pipelines; conflicts with coal mining operations or coordination of our exploration and production activities with mining activities could adversely impact or add significant costs to our operations; certain of the proposed transactions with Dart Energy (formerly Arrow Energy) may not close on a timely basis or at all, including due to a failure to satisfy closing conditions or otherwise; the anticipated benefits to us of the transactions with Dart Energy may not be realized; the final amounts received by us from Dart Energy may be different than anticipated; Dart Energy may exercise its right to terminate the Farmout Agreement at any time; the Chinese Ministry of Commerce (“MOC”) may not approve the extension of the Qinnan PSC on a timely basis or at all; our Chinese partner companies or the MOC may require certain changes to the terms and conditions of our PSC in conjunction with their approval of any extension of the Qinnan PSC; our lack of operating history; limited and potentially inadequate management of our cash resources; risk and uncertainties associated with exploration, development and production of coalbed methane; expropriation and other risks associated with foreign operations; disruptions in capital markets affecting fundraising; matters affecting the energy industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in our 2009 Annual Report and subsequent filings with the Securities and Exchange Commission

Investor Relations -- 281-606-1600
Far East Energy Corporation
investorrelations@fareastenergy.com

Bruce Huff – 832-598-0470
Far East Energy Corporation
bhuff@fareastenergy.com

Catherine Gay – 832-598-0470
Far East Energy Corporation
cgay@fareastenergy.com

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